Exhibit 99.1

GameStop Announces Slate of Director Candidates for 2021 Annual Meeting of Stockholders

Ryan Cohen to Become Chairman of the Board Following Annual Meeting

Grapevine, Texas (April 8, 2021) — GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today announced that it is nominating the following six individuals to stand for election to its Board of Directors (the “Board”) at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2021: Alan Attal, Larry Cheng, Ryan Cohen, Jim Grube, George Sherman and Yang Xu.

The Company also shared updates that include:

•	Following the Annual Meeting, the Board intends to elect Mr. Cohen as Chairman;

•	Following the Annual Meeting, all directors will be compensated 100% in equity;

•	Following the Annual Meeting, individual director compensation will be reduced approximately 28% from the prior year; and

•	Effective immediately, the Board has appointed Mr. Grube to serve on the Strategic Planning and Capital Allocation Committee.

New Director Candidate Biographies

Larry Cheng is Co-Founder and Managing Partner of Volition Capital, a leading growth equity investment firm based in Boston, Massachusetts and the first investor in Chewy. He has more than two decades of venture capital and growth equity investing experience based on time at Volition Capital, Fidelity Ventures, Battery Ventures, and Bessemer Venture Partners. He presently leads the Internet and Consumer team at Volition, focusing on disruptive companies in e-commerce, internet services, consumer brands, and digital media and gaming. He received his bachelor’s degree from Harvard College where he concentrated in Psychology.

Yang Xu is Senior Vice President of Global Finance and Treasury at The Kraft Heinz Company. She has more than 20 years of broad experience across the capital markets, finance, strategic planning, transactions and business operations in the U.S., Asia and Europe. Prior to The Kraft Heinz Company, she held roles with Whirlpool Corporation and General Electric Healthcare. She has a bachelor’s degree in Finance from Wuhan University, a master’s degree in management from the HEC School of Management and a master’s in business administration from the London Business School.

About GameStop

GameStop, a Fortune 500 company headquartered in Grapevine, Texas, is a leading specialty retailer offering games and entertainment products through its e-commerce properties and thousands of stores. Visit www.GameStop.com to explore our products and offerings. Follow @GameStop and @GameStopCorp on Twitter and find us on Facebook at www.facebook.com/GameStop.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). In connection with the 2021 Annual Meeting, the Company plans to file with the Securities and Exchange Commission (“SEC”) and furnish to the Company’s shareholders one or more proxy statements and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov or the Company’s website at http://investor.GameStop.com.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the Company’s 2021 Annual Meeting will be set forth in the applicable proxy statement and other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement in connection with the Company’s 2021 Annual Meeting when filed with the SEC on Schedule 14A and the Company’s and such persons’ other filings with the SEC.

Contacts

GameStop Investor Relations

817-424-2001

investorrelations@gamestop.com

GameStop Public Relations

Joey Mooring

joeymooring@gamestop.com

or

Profile

Greg Marose / Charlotte Kiaie

gamestop@profileadvisors.com

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